UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 23, 2007

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.	Results of Operations and Financial Condition

On July 23, 2007, registrant issued a press release entitled “Halliburton Announces Second   Quarter Earnings of $1.62 Per Diluted Share, $0.63 Per Diluted Share From Continuing Operations.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER EARNINGS
OF $1.62 PER DILUTED SHARE; $0.63 PER DILUTED SHARE FROM
CONTINUING OPERATIONS

HOUSTON, Texas– Halliburton (NYSE:HAL) announced today that net income for the second quarter of 2007 was $1.5 billion, or $1.62 per diluted share, which includes a net gain of $933 million from the separation of KBR, Inc. recorded in discontinued operations. This compares to net income of $591 million, or $0.55 per diluted share, in the second quarter of 2006. Income from continuing operations in the second quarter of 2007 was $595 million, or $0.63 per diluted share. This compares to income from continuing operations of $498 million, or $0.47 per diluted share, in the second quarter of 2006.

Halliburton’s consolidated revenue in the second quarter of 2007 was $3.7 billion, up 20% from the second quarter of 2006. This increase was attributable to increased worldwide activity, particularly in the Eastern Hemisphere.

Consolidated operating income was $893 million in the second quarter of 2007 compared to $760 million in the second quarter of 2006.  The increase in operating income was generated primarily by increased customer activity and new international contracts.  Also included in second quarter of 2007 operating income was a $49 million gain before tax ($0.03 after tax per diluted share) from the sale of an investment.

“We are pleased with this quarter’s results in the Eastern Hemisphere, where we posted 14% revenue and 21% operating income growth as compared to the first quarter of 2007. Our operating income margins in the Eastern Hemisphere increased to nearly 22%. Our commitment to invest in high-growth Eastern Hemisphere markets is evident in our results,” said Dave Lesar, chairman, president, and chief executive officer. “In addition, we have seen a strong recovery in the United States well stimulation market from the slowdown we experienced last winter.  In fact, in June we experienced the highest monthly United States well stimulation revenue in our history.  Our Canadian operations were impacted by the significant decline in activity and the spring breakup season.  Our Drilling and Formation Evaluation segment experienced a $21 million decline in operating income from the first quarter due to Canadian operations.”

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Halliburton/Page 2

2007 Second Quarter Results

Production Optimization operating income in the second quarter of 2007 was $403 million, an increase of $35 million or 10% from the second quarter of 2006.  Production Enhancement operating income declined 2%, primarily from reduced activity in Asia Pacific and Eurasia, while North America was stable.  Completion Tools operating income grew 58%, with non-North American operating income increasing more than 64%.  The Completion Tools operating income increase was led by the Middle East, Malaysia, Brazil, and Mexico.

Fluid Systems operating income in the second quarter of 2007 was $200 million, consistent with the results in the second quarter of 2006.  Cementing operating income increased 9% compared to the prior year second quarter with increased activity in all regions.  Baroid Fluid Services operating income declined 22%, primarily from reduced activity in Latin America and the recording of an additional reserve related to an environmental matter.

Drilling and Formation Evaluation operating income in the second quarter of 2007 was $235 million, an increase of $41 million or 21% over the prior year second quarter. Sperry Drilling Services operating income increased 42%, with a 75% increase in the Eastern Hemisphere, benefiting from increased activity and the introduction of new technology.  Wireline and Perforating Services operating income decreased 7%, primarily due to the Canadian breakup impact on the expanded business in Canada.  Security DBS Drill Bits operating income improved 42% over the prior year second quarter, reflecting increased rig activity and fixed cutter bit sales in the United States and the North Sea.

Digital and Consulting Solutions operating income in the second quarter of 2007 was $117 million, up $66 million, or 129%, from the prior year quarter. The second quarter of 2007 operating income included a gain of $49 million from the sale of an investment.  Landmark’s year over year operating income grew 49% with increases in all four regions on improved sales of software and consulting services.

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Halliburton/Page 3

Technology and Significant Achievements

Halliburton made a number of advances in technology and growth.

•
Halliburton has entered into a definitive agreement with the shareholders of OOO Burservice to purchase the entire share capital of this Russian directional drilling company. This agreement is subject to regulatory approvals.

•
Halliburton’s Drilling and Formation Evaluation segment has acquired the intellectual property, assets and existing business associated with Vector Magnetics LLC’s active ranging technology for Steam-Assisted Gravity Drainage (SAGD) applications.

•
Halliburton has been awarded a contract to provide completion products and services to a group of energy companies for operations throughout Malaysia for a term of five years. The group includes PETRONAS Carigali, Exxon, Shell and Newfield. Valued at $200 million, the contract has the potential to extend beyond the five-year term.  This project will be aided by the addition of Halliburton's new manufacturing facility, which is under construction in Malaysia.

•
Halliburton has been awarded a major contract by Reliance Industries Limited for the provision of deepwater sand control completion technology in the Dhirubhai-I and Dhirubhai-3 fields offshore India.  The scope of the work includes supplying products and installation services for upper completion for 18 wells and open-hole gravel packs for 15 wells.

•	Landmark and Statoil have signed a project development agreement to jointly create a geoscience interpretation software system for Statoil’s basin- and prospect-scale exploration activities.

•
Halliburton announced the opening of a new training center in Tyumen, Russia, in cooperation with the Tyumen State Oil and Gas University. Designed to further develop the professional and technical skills of the company’s employees in Eurasia, the Tyumen training center is Halliburton’s twelfth such center worldwide and the first in Russia.

•
Halliburton’s board of directors increased the authorization of Halliburton’s common share repurchase program by an additional $2 billion.  The $2 billion increase brings the aggregate authorization to $5 billion, with approximately $2.8 billion currently remaining.  The share repurchase program does not require Halliburton to acquire any specific number of shares and may be terminated or suspended at any time.  This additional authorization may be used for open market share purchases or to settle the conversion premium over the face amount of the company’s 3 ⅛% convertible senior notes, should they be redeemed.  During the second quarter of 2007, Halliburton purchased 25,746,000 shares at an average price of $35.37 at a total cost of $911 million.

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Halliburton/Page 4

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With nearly 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s World Wide Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; changes in the demand for or price of oil and/or natural gas, impairment of oil and gas properties, structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2006, Form 10-Q for the period ended March 31, 2007, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended June 30			Three Months Ended March 31
	2007		2006	2007
Revenue:
Production Optimization	$1,533		$1,292	$1,337
Fluid Systems	1,045		870	993
Drilling and Formation Evaluation	953		774	917
Digital and Consulting Solutions	204		180	175
Total revenue	$3,735		$3,116	$3,422
Operating income (loss):
Production Optimization	$403		$368	$325
Fluid Systems	200		201	214
Drilling and Formation Evaluation	235		194	256
Digital and Consulting Solutions	117	(a)	51	50
General corporate	(62)		(54)	(57)
Total operating income	893	(a)	760	788
Interest expense	(41)		(42)	(38)
Interest income	36		35	38
Other, net	(2)		(1)	(3)
Income from continuing operations before income taxes and minority interest	886	(a)	752	785
Provision for income taxes	(284)		(245)	(259)
Minority interest in net (income) loss of subsidiaries	(7)		(9)	3
Income from continuing operations	595	(a)	498	529
Income from discontinued operations, net	935	(b)	93	23 (c)
Net income	$1,530	(a)	$591	$552
Basic income per share:
Income from continuing operations	$0.66		$0.49	$0.53
Income from discontinued operations, net	1.03	(b)	0.09	0.02 (c)
Net income	$1.69		$0.58	$0.55
Diluted income per share:
Income from continuing operations	$0.63	(a)	$0.47	$0.52
Income from discontinued operations, net	0.99	(b)	0.08	0.02 (c)
Net income	$1.62	(a)	$0.55	$0.54
Basic weighted average common shares outstanding	905		1,026	992
Diluted weighted average common shares outstanding	942		1,070	1,025

(a)
Second quarter 2007 operating income included a $49 million gain on sale of an investment, which was recorded in Digital and Consulting Solutions results in North America.  On an after tax basis, the gain on sale was $31 million or $0.03 per diluted share.

(b)	Income from discontinued operations, net, in the second quarter of 2007 included a $933 million net gain on the separation of KBR, Inc.
(c)	Income from discontinued operations, net, in the first quarter of 2007 included Halliburton’s 81% share of KBR, Inc.’s $28 million in net income in the first quarter of 2007.

All periods presented reflect the reclassification of KBR, Inc. to discontinued operations and the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2007		2006
Revenue:
Production Optimization	$2,870		$2,488
Fluid Systems	2,038		1,706
Drilling and Formation Evaluation	1,870		1,499
Digital and Consulting Solutions	379		361
Total revenue	$7,157		$6,054
Operating income (loss):
Production Optimization	$728		$701
Fluid Systems	414		390
Drilling and Formation Evaluation	491		373
Digital and Consulting Solutions	167	(a)	101
General corporate	(119)		(113)
Total operating income	1,681	(a)	1,452
Interest expense	(79)		(84)
Interest income	74		58
Other, net	(5)		1
Income from continuing operations before income taxes and minority interest	1,671	(a)	1,427
Provision for income taxes	(543)		(468)
Minority interest in net income of subsidiaries	(4)		(12)
Income from continuing operations	1,124	(a)	947
Income from discontinued operations, net	958	(b)	132
Net income	$2,082	(a)	$1,079
Basic income per share:
Income from continuing operations	$1.18		$0.92
Income from discontinued operations, net	1.01	(b)	0.13
Net income	$2.19		$1.05
Diluted income per share:
Income from continuing operations	$1.14	(a)	$0.89
Income from discontinued operations, net	0.98	(b)	0.12
Net income	$2.12	(a)	$1.01
Basic weighted average common shares outstanding	949		1,025
Diluted weighted average common shares outstanding	983		1,069

(a)
Second quarter 2007 operating income included a $49 million gain on sale of an investment, which was recorded in Digital and Consulting Solutions results in North America.  On an after tax basis, the gain on sale was $31 million or $0.03 per diluted share.

(b)
Income from discontinued operations, net, in six months ended June 30, 2007 included a $933 million net gain on the separation of KBR, Inc. and Halliburton’s 81% share of KBR, Inc.’s $28 million in net income in the first quarter of 2007.

All periods presented reflect the reclassification of KBR, Inc. to discontinued operations and the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and marketable investments	$2,223	$2,938
Receivables, net	2,948	2,629
Inventories, net	1,500	1,235
Current assets of discontinued operations	–	3,898
Other current assets	601	490
Total current assets	7,272	11,190

Property, plant, and equipment, net	2,988	2,557
Noncurrent assets of discontinued operations	–	1,497
Other assets	1,729	1,616
Total assets	$11,989	$16,860

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$856	$655
Current maturities of long-term debt	11	26
Current liabilities of discontinued operations	–	2,831
Other current liabilities	1,299	1,222
Total current liabilities	2,166	4,734

Long-term debt	2,784	2,783
Noncurrent liabilities of discontinued operations	–	981
Other liabilities	1,110	917
Total liabilities	6,060	9,415
Minority interest in consolidated subsidiaries	71	69
Shareholders’ equity	5,858	7,376
Total liabilities and shareholders’ equity	$11,989	$16,860

All periods presented reflect the reclassification of KBR, Inc. to discontinued operations.

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Capital expenditures	$379	$201	$682	$339

Depreciation, depletion, and amortization	$140	$117	$271	$234

All periods presented reflect the reclassification of KBR, Inc. to discontinued operations.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended June 30			Three Months Ended March 31,
	2007		2006	2007
Revenue:
North America	$1,746		$1,541	$1,672
Latin America	448		355	404
Europe/Africa/CIS	926		694	783
Middle East/Asia	615		526	563
Total revenue	$3,735		$3,116	$3,422

Operating income:
North America	$526	(a)	$481	$494
Latin America	94		68	75
Europe/Africa/CIS	181		135	149
Middle East/Asia	154		130	127
General corporate	(62)		(54)	(57)
Total operating income	$893		$760	$788

	Six Months Ended June 30
	2007		2006
Revenue:
North America	$3,418		$3,054
Latin America	852		706
Europe/Africa/CIS	1,709		1,301
Middle East/Asia	1,178		993
Total revenue	$7,157		$6,054

Operating income:
North America	$1,020	(a)	$974
Latin America	169		123
Europe/Africa/CIS	330		235
Middle East/Asia	281		233
General corporate	(119)		(113)
Total operating income	$1,681		$1,452

(a)	Second quarter 2007 operating income included a $49 million gain on the sale of an investment, which was recorded in Digital and Consulting Solutions results in North America.

All periods presented reflect the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.  Also, the results for Sakhalin have been reclassified from Middle East/Asia to Europe/Africa/CIS.

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HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months
Ended
June 30, 2007
Income from continuing operations	$595
After-tax effect of gain on sale of investment	(31)
Adjusted income from continuing operations	$564

Management believes it is important to point out to investors that a portion of income from continuing operations is attributable to the sale of an investment in the second quarter of 2007, because investors have indicated to management their desire to understand the current drivers and future trends.  The adjustment removes the effect of the investment sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 24, 2007	By:	/s/ Sherry D. Williams
Sherry D. Williams
Vice President and Corporate Secretary